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                                                                     EXHIBIT 4.2

                            [FORM OF DEBT SECURITIES]

                         [INSERT ANY LEGEND REQUIRED BY
                 UNITED STATES FEDERAL TAX LAW AND REGULATIONS.]

REGISTERED
No.

                                KRAFT FOODS INC.


                                __% NOTE DUE __                 PRINCIPAL AMOUNT
                                                                $
                                                                CUSIP NO.
                                                                ISIN NO.

[IF A GLOBAL NOTE: THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

         KRAFT FOODS INC., a Virginia corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [CEDE & CO.] or registered assigns, the principal sum of [DOLLARS] [FOREIGN CURRENCY OR CURRENCY UNIT] on __________ [IF THE NOTE IS TO BEAR INTEREST PRIOR TO MATURITY, AND INTEREST PAYMENTS ARE NOT EXTENDABLE, INSERT -, and to pay interest thereon from __________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, [INSERT -- SEMI-ANNUALLY, QUARTERLY, MONTHLY OR OTHER
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DESCRIPTION OF THE RELEVANT PAYMENT PERIOD] on _____________ and _________ in
each year, commencing ______________, at the rate of _______% per annum until the principal hereof is paid or made available for payment [IF APPLICABLE, INSERT --, provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of _______% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand].

         The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be _________ or _________(whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee for the Notes, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         [IF THE NOTE IS NOT TO BEAR INTEREST PRIOR TO MATURITY, INSERT --The principal of this Note shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Note shall bear interest at the rate of ________% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand. Any such interest on any overdue principal or premium which is not so paid on demand shall bear interest at the rate of _____% per annum (to the extent that the payment of such interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment. Interest on any overdue principal shall be payable on demand.]

         Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of [THE UNITED STATES OF AMERICA] [INSERT OTHER CURRENCY, IF APPLICABLE] as at the time of payment is legal tender for payment of public and private debts; [IF APPLICABLE, INSERT -- provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the person entitled thereto].[IF A GLOBAL NOTE, INSERT -- All payments of principal, premium, if any, and interest in respect of this Note will be made by the Company in immediately available funds.]


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         Additional provisions of this Note are contained on the reverse hereof, and such provisions shall have the same effect as though fully set forth in this place.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for the Notes by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, KRAFT FOODS INC. has caused this instrument to be duly executed under its corporate seal.

Dated:


                                               KRAFT FOODS INC.


                                               By: _____________________
                                                   Name:
                                                   Title:
[SEAL]

                                               Attest:

                                               By: _____________________
                                                   Name:
                                                   Title:


                          CERTIFICATE OF AUTHENTICATION


         This is one of the Securities of the series designated therein described in the within-mentioned Indenture.



                                               THE CHASE MANHATTAN BANK,
                                               as Trustee

                                               By: _____________________
                                                   Authorized Officer


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                                (Reverse of Note)

                                 KRAFT FOODS INC.

         This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, which series is limited in aggregate principal amount to $____________ (except as provided in the Indenture hereinafter mentioned), all such Securities issued and to be issued under an
Indenture dated as of [      ], 2001 between the Company and The Chase Manhattan
Bank, as Trustee (herein called the "Indenture"), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitations of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee for each series of Securities and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Securities designated therein as ______% Notes due ____________ (the "Notes").

         [The Notes are subject to redemption as a whole or in part at any time on or after ____________, at the option of the Company, on not less than 30 nor more than 60 days' prior notice given as provided in the Indenture, at the redemption price of 100% of the principal amount thereof, together with interest accrued and unpaid thereon to the date fixed for redemption.

         In the event of the redemption of this Note in part only, a new Note or Notes in the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.]

         The Indenture contains provisions for defeasance at any time of the entire principal of all the Securities of any series upon compliance by the Company with certain conditions set forth therein.

         If an Event of Default, (other than an Event of Default described in Section 501(4) or 501(5) of the Indenture,) with respect to the Notes shall occur and be continuing, then either the Trustee or the Holders of not less than 25% in principal amount of all the Notes of this series then Outstanding may declare the entire principal amount of the Notes of this series due and payable in the manner and with effect provided in the Indenture. If an Event of Default specified in Section 501(4) or 501(5) occurs with respect to the Company, all of the unpaid principal amount and accrued interest then outstanding shall ipso facto become and be immediately due and payable in the manner with the effect provided in the Indenture without any declaration or other act by the Trustee or any Holder.


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         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of more than 50% in aggregate principal amount of the Securities at the time Outstanding of each series issued under the Indenture to be affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of that series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the transfer hereof or in exchange or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in the Borough of Manhattan, The City of New York, or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and any multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Company, the Trustee for the Notes and any agent of the Company or such Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.

         Certain of the Company's obligations under the Indenture with respect to Notes, may be terminated if the Company irrevocably deposits with the Trustee money or Government


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Obligations sufficient to pay and discharge the entire indebtedness on all
Notes, as provided in the Indenture.

         This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

         Certain terms used in this Note which are defined in the Indenture have the meanings set forth therein.


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                                 ASSIGNMENT FORM


  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY NUMBER OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE




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(Name and address of Assignee, including zip code, must be printed or typewritten)




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the within Note, and all rights thereunder, hereby irrevocably, constituting and appointing




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                                                                        attorney
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to transfer the said Note on the books of Kraft Foods Inc. with full power of substitution in the premises.


-------------------------          ----------------------------------------
Dated:                             NOTICE:  The signature to this assignment
                                            must correspond with the name as it
                                            appears upon the face of the within
                                            Note in every particular, without
                                            alteration or enlargement or any
                                            change whatever.